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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Check the appropriate box:

/ / Preliminary Information Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

/X/ Definitive Information Statement

                       RiverSource Managers Series, Inc.
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                (Name of Registrant As Specified In Its Charter)

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(1)  Title of each class of securities to which transaction applies:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.

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     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                                                  (RIVERSOURCE INVESTMENTS LOGO)

                   RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND
                     901 MARQUETTE AVENUE SOUTH, SUITE 2810
                           MINNEAPOLIS, MN 55402-3268

INFORMATION STATEMENT

  NOTICE OF SUBADVISER CHANGE

     This information statement mailed on or about May 5, 2008, is being provided to the shareholders of RiverSource Partners Small Cap Equity Fund (formerly known as RiverSource Small Cap Equity Fund (the "Fund"), a series of RiverSource Managers Series, Inc., in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund received from the Securities and Exchange Commission (the "SEC"). This exemptive order permits RiverSource Investments, LLC ("RiverSource Investments" or "Investment Manager"), subject to approval of the Fund's Board of Directors (the "Board"), to select a subadviser (or subadvisers) which RiverSource Investments believes is best suited to achieve the Fund's investment objective.

     THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND NO ACTION IS REQUESTED ON YOUR PART. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE FUND AND ITS MANAGEMENT AGREEMENT

     RiverSource Investments, located at 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, serves as investment manager to the Fund pursuant to an Investment Management Services Agreement (the "IMS Agreement") dated May 1, 2006. The Fund currently has three subadvisers. Under the IMS Agreement, RiverSource Investments monitors the performance of subadvisers on an ongoing basis. Factors it considers with respect to each subadviser are, among others: the qualifications of the subadviser's investment personnel, its investment philosophy and process, and its long-term performance results (the "Subadviser Factors"). As compensation for its services, RiverSource Investments receives a management fee from the Fund and, from this management fee, RiverSource Investments pays each subadviser a subadvisory fee.

     Each subadviser serves pursuant to a separate subadvisory agreement ("Subadvisory Agreement") under which the subadviser manages the portion of the investment portfolio allocated to it by RiverSource Investments, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a Fund and receive brokerage commissions in connection with those transactions as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser's procedures are consistent with Fund and RiverSource Investments' policies.

JENNISON ASSOCIATES LLC AND THE NEW SUBADVISORY AGREEMENT

     Prior to February 22, 2008, a portion of the Fund's assets were managed by Wellington Management Company LLP ("Wellington Management"). At a meeting of the Board on January 10, 2008, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the "Independent Directors"), approved the recommendation of RiverSource Investments to terminate the agreement with Wellington Management as a subadviser to the Fund and approve a Subadvisory Agreement (the "Jennison Subadvisory Agreement") with Jennison Associates LLC ("Jennison"), adding Jennison to the existing line-up of subadvisers for the Fund.

     The recommendation to terminate Wellington Management and to hire Jennison was made by RiverSource Investments in the ordinary course of its ongoing evaluation of the subadvisers. Importantly, the recommendation to hire Jennison to manage a portion of the Fund's assets was based on an evaluation of the Subadviser Factors, among others, including RiverSource Investments' analysis that the investment strategy of Jennison is complimentary with the Fund's other subadvisers, American Century Investment Management, Inc. ("American Century") and Lord, Abbett & Co. LLC ("Lord Abbett") (collectively, the "Existing Subadvisers").

     Under the IMS Agreement, the Fund pays RiverSource Investments a fee as follows:

ASSETS (BILLIONS)                                      ANNUAL RATE AT EACH ASSET LEVEL
-----------------                                      -------------------------------
First $0.25..........................................               0.970%
Next 0.25............................................               0.945
Next 0.25............................................               0.920
Next 0.25............................................               0.895
Over 1.00............................................               0.870


     The table above represents the fee paid by the Fund to RiverSource Investments. RiverSource Investments, in turn, pays Jennison and the Fund's other subadvisers a fee out of its own assets, at the following rates:

     - Jennison:  0.55% on all Fund assets.

     - American Century: 0.65% on the first $25 million, reducing to 0.55% as assets increase.

     - Lord Abbett: 0.65% on the first $100 million, reducing to 0.55% as assets increase.

     The fee paid by RiverSource Investments to Wellington Management was 0.60%, subject to a performance incentive adjustment.(a)

                                                                        FEES PAID BY
                                               FEES PAID BY THE         RIVERSOURCE
                                             FUND TO RIVERSOURCE       INVESTMENTS TO
                                                 INVESTMENTS       WELLINGTON MANAGEMENT
                                             -------------------   ---------------------
RiverSource Partners Small Cap Equity Fund
  (fiscal year ended 5/31/2007)............       $2,964,236              $650,960


--------

 (a) The adjustment increased or decreased based on the performance of Wellington Management's allocated portion of the Fund compared to the performance of the Russell 2000 Index, up to a maximum adjustment of 10 basis points (0.10%).

     Other than the identity of the subadvisers, the fee schedule and the effective and renewal dates, there are no material differences affecting the Fund or its shareholders between the American Century and Lord Abbett Subadvisory Agreements and the Jennison Subadvisory Agreement, or between the previous Wellington Agreement.

INFORMATION ABOUT JENNISON

     Jennison is organized under the laws of the state of Delaware as a single-member limited liability company whose sole member is Prudential Investment Management, Inc. Prudential Investment Management, Inc. is owned by Prudential Asset Management Holding Company LLC, which is owned by Prudential Financial, Inc. As of January 31, 2008, Jennison had approximately $81 billion in assets under management. Jennison's principal offices are located at 466 Lexington Avenue, New York, NY 10017.

     The following table provides information on the principal executive officers and directors of Jennison.

                                   TITLE AND PRINCIPAL
NAME                                   OCCUPATION                       ADDRESS
----                          ----------------------------   ----------------------------
Dennis M. Kass..............  Director, Chairman and Chief   466 Lexington Avenue
                              Executive Officer, Jennison.   New York, NY 10017
                              Chairman and Manager,
                              Quantitative Management
                              Associates LLC ("QM").
                              Director, Senior Managing
                              Director and Vice President,
                              Prudential Investment
                              Management, Inc.  ("PIM").

                                   TITLE AND PRINCIPAL
NAME                                   OCCUPATION                       ADDRESS
----                          ----------------------------   ----------------------------
Spiros Segalas..............  Director, President and        466 Lexington Avenue
                              Chief Investment Officer,      New York, NY 10017
                              Jennison.
Mehdi A. Mahmud.............  Director, Vice Chairman,       466 Lexington Avenue
                              Managing Director and Chief    New York, NY 10017
                              Operating Officer, Jennison.
Kathleen A. McCarragher.....  Director and Managing          466 Lexington Avenue
                              Director, Jennison.            New York, NY 10017
Timothy Knierim.............  Director, Jennison. Vice       Gateway Center Three
                              President and Chief            100 Mulberry Street
                              Compliance Officer, PIM.       Newark, New Jersey 07102
                              Member, Board of Managers,
                              QM.
Bernard B. Winograd.........  Director, Jennison.            Gateway Center Three
                              Director, Chairman, Chief      100 Mulberry Street
                              Executive Officer and          Newark, New Jersey 07102
                              President, PIM. Member,
                              Board of Managers, QM.
                              Executive Vice President,
                              The Prudential Insurance
                              Company of America ("PICA").
                              Executive Vice President,
                              Prudential Financial, Inc.
Charles F. Lowery...........  Director, Jennison.            466 Lexington Avenue
                              Executive Vice President,      New York, NY 10017
                              Prudential Investment
                              Management Services LLC.
                              Executive Vice President,
                              TMW Real Estate Group, LLC,
                              Vice President and Senior
                              Managing Director, PIM.
Ronald K. Andrews...........  Director, Jennison. Senior     Gateway Center Three
                              Vice President, Prudential     100 Mulberry Street
                              Investments LLC ("PI").        Newark, New Jersey 07102
                              Member, Board of Managers,
                              QM.
Mirry M. Hwang..............  Secretary, Vice President      466 Lexington Avenue
                              and Chief Legal Officer,       New York, NY 10017
                              Jennison. Vice President and
                              Corporate Counsel,
                              Prudential.
Joseph M. Carrabes..........  Executive Vice President,      466 Lexington Avenue
                              Jennison.                      New York, NY 10017
Kenneth Moore...............  Treasurer, Executive Vice      466 Lexington Avenue
                              President and Chief            New York, NY 10017
                              Financial Officer, Jennison.
                              Chief Financial Officer,
                              Manager and Vice President,
                              QM. Vice President, PIM.
                              Director, Prudential Trust
                              Company.

                                   TITLE AND PRINCIPAL
NAME                                   OCCUPATION                       ADDRESS
----                          ----------------------------   ----------------------------
Stuart S. Parker............  Executive Vice President,      466 Lexington Avenue
                              Jennison. Senior Vice          New York, NY 10017
                              President, PI. Vice
                              President, QM.
Leslie S. Rolison...........  Executive Vice President,      466 Lexington Avenue
                              Jennison. Vice President,      New York, NY 10017
                              QM.


BOARD CONSIDERATIONS

     At the January 9-10, 2008 in-person Board meetings, independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of the Jennison Subadvisory Agreement and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Directors, approved the Jennison Subadvisory Agreement:

     Nature, Extent and Quality of Services Provided by Jennison: The Board considered: (i) Jennison's organization, (ii) its favorable history, reputation, qualification and background, as well as the qualifications of its personnel,
(iii) the expertise that Jennison offers in providing portfolio management services to other similar portfolios and the performance history of those portfolios, (iv) its proposed investment strategy for the Fund, (v) its long- and short-term performance relative to comparable mutual funds and unmanaged indexes, and (vi) its compliance program. The Board specifically took into account Jennison's investment process, evaluating how the proposed subadviser would compliment the Fund's two Existing Subadvisers. The Board also discussed the acceptability of the terms of the Jennison Subadvisory Agreement, noting the substantial similarity to the terms of the other Subadvisory Agreements. The Board also discussed Jennison's back-office, compliance and operational capabilities. Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board concluded that Jennison was in a position to provide a high quality of services to the Fund.

     Investment Performance of Jennison: For purposes of evaluating the nature, extent and quality of services provided under the Jennison Subadvisory Agreement, the Board carefully reviewed Jennison's strong performance history. In this regard, the Board accorded weight to the Jennison's accounts solid absolute and relative returns (versus the Fund's benchmarks) over one, three and five year periods. The Board also observed the relatively low turnover of securities pursuant to Jennison's strategy. The Board concluded that, in light of the market conditions, Jennison's strong absolute and relative returns would have met expectations.

     Costs of Services Provided: The Board reviewed the proposed level of subadvisory fees, noting that the proposed fees of 0.55% would be paid by RiverSource Investments and would not impact the fees paid by the Fund. Additionally, the Board observed that the proposed fee level was lower than fees paid to the Fund's other subadvisers. The Board concluded that the proposed subadvisory fees were reasonable.

     Profitability and Economies of Scale to be Realized: The Board recognized that, because Jennison's fees would be paid by RiverSource Investments and not the Fund, the analysis of economies of scale and profitability was more appropriate in the context of the Board's consideration of the IMS Agreement, which was considered and renewed in April 2007 (and which will be reconsidered in April 2008), at which meeting the Board concluded that, although no single factor was determinative, the investment management services fees were reasonable in light of the extent and quality of services being provided.

     Based on the foregoing, the Board, including all of the Independent Directors, concluded that the fees payable under the Jennison Subadvisory Agreement were fair and reasonable in light of the proposed services to be provided. In reaching this conclusion, no single factor was determinative.

     For a mutual fund managed by multiple subadvisers such as the Fund, RiverSource Investments, subject to the oversight of the Board, decides the proportion of Fund assets to be managed by each subadviser, and may change these proportions at any time. Prior to hiring Jennison, the Fund's assets were managed as follows (as of February 22, 2008):

                                                   AMERICAN    LORD    WELLINGTON
                                                    CENTURY   ABBETT   MANAGEMENT
                                                   --------   ------   ----------
RiverSource Partners Small Cap Equity Fund.......     31%       35%        33%


After hiring Jennison, the Fund's assets are managed as follows (as of February 25, 2008)

                                                     AMERICAN    LORD
                                                      CENTURY   ABBETT   JENNISON
                                                     --------   ------   --------
RiverSource Partners Small Cap Equity Fund.........     31%       35%       33%


ADDITIONAL INFORMATION ABOUT THE FUND

     In addition to acting as the Fund's investment manager, RiverSource Investments and its affiliates also receive compensation for providing other services to the Fund.

  ADMINISTRATOR

     Ameriprise Financial, Inc., located at 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, serves as the administrator of the Fund.

  PRINCIPAL UNDERWRITER

     RiverSource Distributors, Inc., located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474, a wholly-owned subsidiary of Ameriprise Financial, Inc., serves as the principal underwriter and distributor of the Fund.

  TRANSFER AGENT

     RiverSource Service Corporation, located at 734 Ameriprise Financial Center, Minneapolis, MN 55474, provides or compensates others to provide transfer agency services to the Fund.

  CUSTODIAN

     Ameriprise Trust Company, located at 200 Ameriprise Financial Center, Minneapolis, MN 55474, provides custody services to all but a limited number of the RiverSource funds, for which U.S. Bank National Association or The Bank of New York provide custody services.

FINANCIAL INFORMATION

     The Fund's most recent annual report and semiannual report are available on request, without charge, by writing to 734 Ameriprise Financial Center, Minneapolis, Minnesota 55474 or calling (888) 791-3380, or via the Fund's website at www.riversource.com.

RECORD OF BENEFICIAL OWNERSHIP

     For the Fund, as of record date of February 22, 2008, clients of Charles Schwab & Co., a brokerage firm, held 8.03% of Class A shares; RiverSource Investments, held 100% of Class I shares; clients of Charles Schwab, held 9.65% of Class R4 shares; and Wachovia Bank, held 90.03% of Class R4 shares.

     As of February 22, 2008, Board members and officers of the Fund as a group owned less than 1% of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

     The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

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
(RIVERSOURCE INVESTMENTS   RiverSource Partners Small Cap Equity Fund
  LOGO)                    734 Ameriprise Financial Center
                           Minneapolis, MN 55474



                                                               S-6237-2 A (5/08)